UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2021

TATTOOED CHEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6305 Alondra Boulevard

Paramount, California 90723

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (562) 602-0822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation

On April 15, 2021, Charles F. Cargile, Chief Financial Officer of Tattooed Chef, Inc., a Delaware corporation (the “Company”), resigned from such position effective immediately (the “Resignation Date”). Mr. Cargile’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or procedures.

In connection with Mr. Cargile’s resignation, the Company entered into a Separation Agreement with Mr. Cargile (the “Separation Agreement”) on the Resignation Date. The following description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

•	Mr. Cargile’s last day of employment with the Company was the Resignation Date, but the Company has agreed to pay Mr. Cargile’s wages through April 30, 2021.

•	Although none of the 300,000 shares of restricted stock granted to Mr. Cargile have vested, the Company caused a total of 10,000 of shares to vest immediately upon Mr. Cargile’s execution of the Separation Agreement.

•	Mr. Cargile released the Company and its affiliates from claims that he may have in connection with his employment with the Company or any of its affiliates as of the date of the Resignation Date.

•	The Separation Agreement also contains a covenant by Mr. Cargile regarding return of certain information.

Other than what is provided for in the Separation Agreement (including payment of wages through April 30, 2021), Mr. Cargile will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his resignation.

Chief Financial Officer Appointment

On April 15, 2021, the Company appointed Stephanie Dieckmann as Chief Financial Officer of the Company, effective immediately. In connection with her appointment, Ms. Dieckmann will act as the principal financial officer of the Company.

Ms. Dieckmann, age 42, currently serves as the Company’s Chief Operating Officer and Secretary and previously served as Myjojo, Inc.’s (the Company’s accounting predecessor) Chief Financial Officer from 2017 to 2020. She has over 12 years of combined food industry experience overseeing accounting, business support, financial planning and analysis, treasury, real estate and tax functions. As COO, Ms. Dieckmann is primarily responsible for all operations in the U.S. and has spearheaded the Company’s growth from approximately $32.5 million in sales in 2017 to approximately $148.5 million in 2020. Prior to joining the Company, Ms. Dieckmann was CFO at APPA Fine Foods, a private label food manufacturer of fresh ready to eat, frozen meals, and grilled chicken products, where she worked for over seven years. She also held a financial controller position with The Perfect Bite Co., a gourmet frozen appetizer company.

There is no arrangement or understanding between Ms. Dieckmann and any other person pursuant to which Ms. Dieckmann was appointed to this position with the Company. There is no family relationship between Ms. Dieckmann and any director or executive officer of the Company. There are no transactions in which Ms. Dieckmann has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	Chief Executive Officer

Date: April 16, 2021

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